FOR RELEASE ON JULY 24, 2003

                                                        Contact: Paul Nolan, CFO
                                                               Nanometrics, Inc.
                                                               408.435.9600 x122


NANOMETRICS ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2003

Milpitas, California, July 24, 2003 - Nanometrics Incorporated (NASDAQ: NANO) today reported its financial results for the second quarter ended June 30, 2003.

Total net revenues for the second quarter of 2003 were $9.7 million, an increase of 4% compared to $9.4 million in the first quarter of 2003, and an increase of 16% compared to the second quarter of 2002. The increase in revenues during the second quarter of 2003 compared to the same period in 2002 resulted from increased demand for semiconductor process control metrology equipment and flat panel display metrology equipment particularly in Pacific Rim countries. The net loss in the second quarter of 2003 was $4.1 million or $0.34 per diluted share compared to a net loss of $1.7 million or $0.14 per diluted share for the same period last year.

For the six months ended June 30, 2003, total net revenues were $19.1 million, an increase of 16% from the same period in 2002. The net loss for the first six months of 2003 was $13.7 million or $1.14 per diluted share compared to a net loss of $3.2 million or $0.28 per diluted share for the same period last year. The net loss for the first six months of 2003 includes a $6.0 million charge to record a valuation allowance against deferred income tax assets. The Company's financial position continues to be strong with cash and short-term investments totaling $30.7 million and working capital of $61.7 million.

About Nanometrics: Nanometrics Incorporated is a leading supplier of automated metrology equipment used for advanced integrated circuit, flat panel display and magnetic head manufacturing. The Company's corporate office is located at 1550 Buckeye Drive, Milpitas, CA 95035, with sales and service offices worldwide. Nanometrics is traded on NASDAQ under the symbol NANO. Nanometrics' website is http://www.nanometrics.com.

                            NANOMETRICS INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                   (Amounts in thousands except share amounts)
                                   (Unaudited)

                                                           June 30,   December 31,
                                                            2003          2002
                                                         ---------     ---------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                             $   4,746     $   7,967
   Short-term investments                                   25,911        28,899
   Accounts receivable, net of allowances
     of $566 in 2003 and 2002                                8,770         9,021
   Inventories                                              22,976        25,847
   Deferred income taxes                                       863         6,840
   Prepaid expenses and other                                3,073         2,803
                                                         ---------     ---------
Total current assets                                        66,339        81,377

PROPERTY, PLANT AND EQUIPMENT, NET                          49,599        50,050

INTANGIBLE ASSETS                                            1,524         1,748

OTHER ASSETS                                                 1,350         1,513
                                                         ---------     ---------
   TOTAL                                                 $ 118,812     $ 134,688
                                                         =========     =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                      $   1,469     $   1,708
   Accrued payroll and related expenses                      1,072         1,004
   Deferred revenue                                            168         1,396
   Other current liabilities                                   976         1,574
   Income taxes payable                                          6           139
   Current portion of debt obligations                         976           780
                                                         ---------     ---------
Total current liabilities                                    4,667         6,601

DEFERRED INCOME TAXES                                          863           858

DEBT OBLIGATIONS                                             2,747         3,123
                                                         ---------     ---------
Total liabilities                                            8,277        10,582
                                                         ---------     ---------
SHAREHOLDERS' EQUITY:
   Common stock, no par value; 50,000,000 shares
     authorized; 12,019,142 and 12,006,641 outstanding      99,976        99,911
   Retained earnings                                        10,808        24,475
   Accumulated translation adjustment                         (249)         (280)
                                                         ---------     ---------
Total shareholders' equity                                 110,535       124,106
                                                         ---------     ---------
   TOTAL                                                 $ 118,812     $ 134,688
                                                         =========     =========

                            NANOMETRICS INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)

                                       Three Months Ended        Six Months Ended
                                             June 30,                 June 30,
                                        2003        2002         2003         2002
                                      -------     --------     --------     --------
NET REVENUES:
   Product sales                      $ 7,865     $  7,136     $ 15,300     $ 13,997
   Service                              1,869        1,256        3,784        2,420
                                      -------     --------     --------     --------
   Total net revenues                   9,734        8,392       19,084       16,417
                                      -------     --------     --------     --------
COSTS AND EXPENSES:
   Cost of product sales                4,828        3,029        8,487        5,821
   Cost of service                      1,607        1,454        3,493        2,711
   Research and development             3,469        3,053        6,842        6,439
   Selling                              2,712        2,696        5,598        4,918
   General and administrative           1,151        1,248        2,334        2,163
                                      -------     --------     --------     --------
   Total costs and expenses            13,767       11,480       26,754       22,052
                                      -------     --------     --------     --------
LOSS FROM OPERATIONS                   (4,033)      (3,088)      (7,670)      (5,635)

OTHER INCOME (EXPENSE):
   Interest income                         76          143          170          308
   Interest expense                       (23)         (25)         (47)         (47)
   Other, net                             (35)         210          (32)         118
                                      -------     --------     --------     --------
Total other income, net                    18          328           91          379
                                      -------     --------     --------     --------
LOSS BEFORE INCOME TAXES               (4,015)      (2,760)      (7,579)      (5,256)

PROVISION (BENEFIT) FOR INCOME TAXES       68       (1,058)       6,088       (2,007)
                                      -------     --------     --------     --------
NET LOSS                               (4,083)    $ (1,702)    $(13,667)    $ (3,249)
                                      =======     ========     ========     ========

NET LOSS PER SHARE:
   Basic and diluted                    (0.34)    $  (0.14)    $  (1.14)    $  (0.28)
                                      =======     ========     ========     ========
SHARES USED IN PER SHARE
 COMPUTATION:
   Basic and diluted                   12,008       11,837       12,008       11,814
                                      =======     ========     ========     ========